SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 20, 2007

DENTAL PATIENT CARE AMERICA, INC.

(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	333-37842 (Commission file number)	87-0639343 (IRS employer identification no.)
2150 South 1300 East, Suite 500, SLC, UT	84106
(Address of principal executive offices)	(Zip code)

(801) 990-3314

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c)

Item 1.01 Entry into a Material Definitive Agreement

Acquisition of Practice from Dr. Clegg

On November 17, 2006, the Company, through its wholly owned subsidiary, Dental Cooperative, Inc. (the “Cooperative”), entered into an Affiliate Member Practice Purchase Agreement (the “Purchase Agreement”) with Dr. Richard Clegg and Richard R. Clegg DDS PC. At the closing of the Purchase Agreement, the Cooperative will acquire substantially all of the assets of Dr. Clegg’s dental practice (the “Dental Practice”) in consideration for a payments in the form of Company stock and cash. The Purchase Agreement also contains non-compete, confidentiality and indemnification provisions. The closing of the Purchase Agreement was subject to various contingencies, including, unless waived, a requirement that the an audit of the financial statements of Richard R. Clegg DDS PC is completed.

In connection with the Purchase Agreement, the Cooperative and Dr. Clegg executed a Management Services Agreement (the “Management Agreement”). Under the Management Agreement, the Company has retained Dr. Clegg to manage and operate the Dental Practice for a five year period in consideration a percentage of the Dental Practice’s margin (i.e., the Dental Practice’s collections less operating expenses ) plus an additional cash payment. The Management Agreement contains, among other provisions, (i) requirements with respect to minimum collection and minimum margin levels that must be maintained during the term of the agreement, (ii) confidentiality and indemnification provisions, and (iii) a purchase option whereby Dr. Clegg could purchase the Dental Practice for (a) the number of shares of the Company’s common stock that the Company has issued in connection with the purchase of the Dental Practice, plus (b) cash in an amount equal to one percent of the Dental Practice’s collection during the period during which Dr. Clegg managed the Dental Practice while the Management Agreement was effective. The Management Agreement is effective immediately upon closing of the Purchase Agreement.

On January 20, 2007, the Company and Dr. Clegg waived all closing contingencies and the parties closed on the Purchase and Management Agreements.

Acquisition of Dental Practice from DPAT

DPAT-1, LLC (“DPAT”) owns and operates a dental practice. Michael Silva, Marlon Berrett, and Harry L. “Pete” Peterson (the “Members”), who are directors of the Company, were the sole owners of DPAT. Effective January 22, 2007, the Members assigned their entire membership interest in DPAT to Dental Patient Transition, Inc., a wholly owned subsidiary of the Company, so that after the assignment was effective Dental Patient Transition, Inc. became the sole member of DPAT. The Members were not paid any consideration in connection with this transaction.

Item 2.01 Completion of Acquisition or Disposition of Assets

The Company has acquired a significant amount of assets outside the ordinary course of business under the arrangements that are described in Item 1.01, which description is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

a.	Financial statements of businesses acquired

The financial statements that are required pursuant to this Item 9.01 will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K was required to be filed.

b.	Pro forma financial information

The pro forma financial information that is required pursuant to this Item 9.01 will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K was required to be filed.

c.	Shell Company Transactions

Not applicable.

d.	Exhibits

Number	Description
10.1	Assignment of Membership Interests in DPAT-1, LLC, effective January 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTAL PATIENT CARE AMERICA, INC.
(Registrant)

Date: January 23, 2007	By:	/s/ Michael Silva
Michael Silva
Chief Executive Officer

3